Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

 FOR FURTHER INFORMATION CONTACT:

Timothy Cope – 952-449-7030

FOR IMMEDIATE RELEASE:

May 22, 2013

LAKES ENTERTAINMENT ANNOUNCES

OPENING OF ROCKY GAP CASINO RESORT

MINNEAPOLIS – May 22, 2013 – Lakes Entertainment, Inc. (NASDAQ: LACO) today announced that its Rocky Gap Casino Resort has opened to the public after receiving approval from the Maryland Lottery and Gaming Control Agency. The casino will now be open 24 hours a day, seven days a week. The Rocky Gap Casino Resort is located near beautiful Cumberland, Maryland, and features approximately 550 slot machines and 10 table games. In addition to the new casino, the AAA Four Diamond Award® winning resort also unveiled renovations to its lobby, hotel rooms, restaurants, and Jack Nicklaus Signature Golf Course. A new event and conference center is being constructed and is expected to open in the fourth quarter of 2013.

“We are thrilled to have completed the addition of the casino and look forward to welcoming the public to experience the newly renovated Rocky Gap Casino Resort featuring our new gaming amenities. We have also made improvements to our Lakeside and Signatures restaurants and added two additional food outlets. Improvements have been made to our Jack Nicklaus Signature Golf Course as well and we have renovated the hotel lobby and existing 200 hotel rooms,” said Tim Cope, Lakes’ President and Chief Financial Officer. “Located in the rolling hills of western Maryland, Rocky Gap Casino Resort offers a unique getaway experience. A host of outdoor activities in addition to golf are available at Rocky Gap Casino Resort and the surrounding Rocky Gap State Park including hiking, boating, and biking among others. We hope guests will appreciate the wide-range of available activities.”

Reservations and Information

To make a hotel or restaurant reservation, reserve a tee time or a spa appointment, or for more information about Rocky Gap Casino Resort, please call 1(800)724-0828 or visit www.rockygapresort.com.

About Rocky Gap Casino Resort

Rocky Gap Casino Resort, located near Cumberland, Maryland in the heart of Allegany County, is a AAA 4-Diamond Award® winning resort featuring a hotel, four restaurants, the only Jack Nicklaus Signature Golf Course in Maryland, a spa, indoor/outdoor pool, fitness center, pro shop, sundries, free valet and self parking, and several outdoor recreational activities. The casino features approximately 550 slot machines, 10 table games, and a casino bar. A new event and conference center is expected to open in the fourth quarter of 2013. Rocky Gap Casino Resort is owned by Evitts Resort, LLC, a subsidiary of Lakes Entertainment, Inc. More information is available at: www.rockygapresort.com.

About Lakes Entertainment

Lakes Entertainment, Inc. currently owns the Rocky Gap Casino Resort near Cumberland, Maryland. Lakes has a management agreement with the Shingle Springs Band of Miwok Indians to manage the Red Hawk Casino. Lakes has an investment in Rock Ohio Ventures, LLC’s casino developments in Ohio.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; risks of entry into new businesses; reliance on Lakes' management and litigation costs. For more information, review the company's filings with the Securities and Exchange Commission.

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